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                                                                  Exhibit (e)(3)

American General
Life Companies

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
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                                                     EXECUTIVE ADVANTAGE(SM)
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                                                   SUBACCOUNT TRANSFER REQUEST
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Policy Number: _________________________  Policyholder: ___________________________________________________________
                                                         (Last Name, First Name, Middle Name)

Insured:       _________________________________________________________ Social Security No.: ______-_____-______
               (Last Name, First Name, Middle Name)
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  .  Restrictions on Subaccount Transfers are shown in the Certificate and Certificate Information pages.
  .  The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.
  .  Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.
  .  Transfers must be in whole dollars or whole percentages.
Circle + for transfer into fund. Circle (-) for transfer out of fund.

                                               Amount   Percent                                                   Amount   Percent
                                               ------   -------                                                   ------   -------
Guaranteed Account                              + (-)  $____ __%

  AIM Variable Insurance Funds (Invesco Variable Insurance Funds)   Goldman Sachs Variable Insurance Trust
  Invesco V.I. High Yield Fund                  + (-)  $____ __%     Strategic International Equity Fund           + (-)  $____ __%
  Invesco V.I. American Value Fund              + (-)  $____ __%     Structured U.S. Equity Fund                   + (-)  $____ __%
  AllianceBernstein Variable Products Series Fund, Inc.              JPMorgan Insurance Trust
  Growth Portfolio                              + (-)  $____ __%     Small Cap Core Portfolio                      + (-)  $____ __%
  Growth and Income Portfolio                   + (-)  $____ __%   The Universal Institutional Funds, Inc.
  Large Cap Growth Portfolio                    + (-)  $____ __%     Core Plus Fixed Income Portfolio              + (-)  $____ __%
American Century Variable Portfolios, Inc.                           Emerging Markets Equity Portfolio             + (-)  $____ __%
  VP Income & Growth Fund                       + (-)  $____ __%     Mid Cap Growth Portfolio                      + (-)  $____ __%
  VP International Fund                         + (-)  $____ __%   Neuberger Berman Advisers Management Trust
BlackRock Variable Series Funds, Inc.                                AMT Large Cap Value Portfolio                 + (-)  $____ __%
  BlackRock Basic Value V.I. Fund               + (-)  $____ __%   PIMCO Variable Insurance Trust
  BlackRock Capital Appreciation V.I. Fund      + (-)  $____ __%     High Yield Portfolio                          + (-)  $____ __%
  BlackRock U.S. Government Bond V.I. Fund      + (-)  $____ __%     Long Term U.S. Government Portfolio           + (-)  $____ __%
  BlackRock Value Opportunities V.I. Fund       + (-)  $____ __%     Real Return Portfolio                         + (-)  $____ __%
Fidelity Variable Insurance Products                                 Short-Term Portfolio                          + (-)  $____ __%
  VIP Balanced Portfolio                        + (-)  $____ __%     Total Return Portfolio                        + (-)  $____ __%
  VIP Contrafund Portfolio                      + (-)  $____ __%   Vanguard Variable Insurance Fund
  VIP Index 500 Portfolio                       + (-)  $____ __%     Total Bond Market Index Portfolio             + (-)  $____ __%
  VIP Money Market Portfolio                    + (-)  $____ __%     Total Stock Market Index Portfolio            + (-)  $____ __%
Franklin Templeton Variable Insurance Products Trust               VALIC Company I
  Developing Markets Securities Fund- Class 2   + (-)  $____ __%     International Equities Fund                   + (-)  $____ __%
  Growth Securities Fund- Class 2               + (-)  $____ __%     Mid Cap Index Fund                            + (-)  $____ __%
  Foreign Securities Fund - Class 2             + (-)  $____ __%     Small Cap Index Fund                          + (-)  $____ __%

As Policyholder, I represent that the statements and answers in this Subaccount Transfer request are written as made by me and are complete and true to the best of my knowledge and belief.

______________________________________        _________________________________________________________
Signature of Insured                           Signature of Policyholder (if other than Insured)

_______________________ ____, 20___
Date Signed

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Transfer, Executive Advantage(SM), 05/13
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